EXHIBIT 10.2

HAWKINS, INC.

2004 OMNIBUS STOCK PLAN

PERFORMANCE-BASED UNIT AWARD NOTICE

AND RESTRICTED STOCK AGREEMENT

Name of Participant:
Maximum Number of Units:	Unit Grant Date:
Performance Period Start Date:	Performance Period End Date:
Unit Vesting Date	Restricted Share Vesting Date

This is a PERFORMANCE-BASED UNIT AWARD NOTICE AND RESTRICTED STOCK AGREEMENT (“Agreement”) between Hawkins, Inc., a Minnesota corporation (the “Company”), and the above-named participant (the “Participant”) effective as of the Unit Grant Date specified above.

Background

A.	The Company maintains the Hawkins, Inc. 2004 Omnibus Stock Plan (as amended from time to time, the “Plan”).

B.

Under the Plan, a committee of two or more non-employee directors of the Company (the “Committee”) designated by the Board of Directors of the Company (the “Board”) administers the Plan and has the authority to determine the awards to be granted under the Plan.

C.	Participant, on the date hereof, is a key employee or officer of the Company or a Subsidiary of the Company.

D.	The Company wishes to grant a performance-based restricted stock unit award to Participant payable in shares of the Company’s common stock pursuant to the Plan.

E.	The Committee has determined that the Participant is eligible to receive such an award and hereby grants an award to the Participant on the terms and conditions that follow.

Terms and Conditions*

1.

Grant. The Company hereby grants to Participant on the Grant Date that number of performance-based restricted stock units (each a “Unit”) equal to the Maximum Number of Units specified in the table above on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Each Unit that vests will entitle the Participant to receive either (i) one restricted share of the Company’s common stock (each a “Restricted Share”), which shall remain forfeitable by the Participant until satisfaction of the vesting conditions set forth in Section 5(a) hereof, or (ii) one unrestricted share of the Company’s common stock (each an “Unrestricted Share”), as hereinafter provided for in this Agreement.

2.

Nature of Units. The Units granted pursuant to this Agreement are bookkeeping entries only and do not provide the Participant with any dividend, voting or other rights of a stockholder of the Company. The Units shall remain forfeitable at all times unless and to the extent the vesting conditions set forth in Sections 3 or 4 of this Agreement are satisfied. Neither this Agreement nor the Units may be sold, transferred, assigned, encumbered or otherwise disposed of, except by will or the laws of descent and distribution in the event of the Participant’s death. Any attempt to otherwise transfer the Units or this Agreement shall be void and without effect. Any determination of a number of Units to vest under this Agreement will be rounded up to the nearest whole Unit.

3.

Vesting of Units. Except as otherwise provided in Section 4 hereof and subject to Section 6 hereof, if, after the Performance Period has concluded, the Committee certifies (the “Committee Certification”) that the Company achieved at least the Minimum Performance Threshold set forth in Exhibit A to this Agreement, then a number of Units, as determined by the procedures set forth in Exhibit A, will vest immediately. As soon as practicable after the Committee Certification, but no later than July 15 of the Company fiscal year following the end of the Performance Period, the Company will cause to be issued to the Participant (or the Participant’s beneficiary or personal representative) one Restricted Share in payment and settlement of each vested Unit. Immediately after the Committee Certification, the Participant shall forfeit to the Company all remaining unvested Units.

4.	Acceleration of Vesting.

(a)

Death or Disability. If the Participant’s employment with the Company and all of its Subsidiaries ceases due to death or Disability (as defined in Section 7 hereof) at any time during the Performance Period, then a number of Units, as would be determined by the procedure set forth in Exhibit A if the Company were to achieve 100% of the Performance Target, will vest immediately. As soon as practicable after the Participant’s employment ceases due to death or Disability, but in no event later than two and one-half months after the later of the end of the calendar year or the end of the Company fiscal year in which the death or

_________________________

*	Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

determination of Disability occurred, the Company will cause to be issued to the Participant (or the Participant’s beneficiary or personal representative) one Unrestricted Share in payment and settlement of each vested Unit. The Participant shall forfeit all remaining unvested Units.

(b)	Fundamental Change. In the event of a proposed Fundamental Change, then one of the following must occur:

(i)

If, pending the Fundamental Change, the Committee determines that this Agreement will not continue after the Fundamental Change or that the successor entity (or its parent) will not agree to provide for the assumption or replacement of this Agreement with a comparable equity-based award covering shares of the successor entity (or its parent) that would equitably preserve the compensation element of this Agreement at the time of the Fundamental Change, then either:

(1)

If the Fundamental Change occurs during the Performance Period, then a number of Units, as would be determined by the procedure set forth in Exhibit A if the Company were to achieve 100% of the Performance Target, will vest, and the Company shall cause to be issued to the Participant one Unrestricted Share in payment and settlement of each vested Unit, immediately before the consummation of the Fundamental Change. The Participant shall forfeit all remaining unvested Units.

(2)

If the Fundamental Change occurs between the end of the Performance Period and the Restricted Share Vesting Date, all of the Restricted Shares granted or to be granted under this Agreement will vest and cease to be subject to forfeiture under Subsection 5(b) hereof immediately before the consummation of the Fundamental Change. If audited financial information for the Performance Period is unavailable before the consummation of the Fundamental Change, the Committee will perform the procedure set forth in Exhibit A using such financial information as may be available to it at the time.

(ii)

If, in connection with the Fundamental Change, Subsection 4(b)(i) hereof is not applicable and this Agreement is continued, assumed or replaced by a comparable equity-based award covering shares of the successor entity (or its parent) that equitably preserves the compensation element of this Agreement at the time of the Fundamental Change, and if the Participant’s employment with the Company and all of its Subsidiaries (or with any successor entity) is terminated by the employer for reasons other than Cause (as defined in Section 7 hereof) or is terminated by the Participant for Good Reason (as defined in Section 7 hereof), then

(1)

If the termination of employment occurs during the Performance Period, then a number of Units, as would be determined by the procedure set forth in Exhibit A if the Company were to achieve 100% of the Performance Target, will vest immediately upon the termination of employment. As soon as practicable after the termination of employment, but in no event later than two and one-half months after the later of the end of the calendar year or the end of the Company (or successor entity) fiscal year in which the termination of employment occurred, the Company or its successor entity shall cause to be issued to the Participant one Unrestricted Share or, the equivalent in shares of stock in the surviving corporation pursuant to Section 8(b), in payment and settlement of each vested Unit. The Participant shall forfeit all remaining unvested Units.

(2)

If the termination of employment occurs between the end of the Performance Period and the Restricted Share Vesting Date, all of the Restricted Shares granted or to be granted under this Agreement, or equivalent shares of stock in the surviving corporation pursuant to Section 8(b), will vest and cease to be subject to forfeiture under Subsection 5(b) hereof immediately upon the termination of employment. If audited financial information for the Performance Period is unavailable before the termination of employment, the Committee will perform the procedure set forth in Exhibit A using such financial information as may be available to it at the time.

5.	Restricted Shares.

(a)

Vesting of Restricted Shares. Subject to Section 6 hereof, all Restricted Shares granted pursuant to this Agreement that have not already vested under Section 4 hereof shall cease to be subject to forfeiture under Subsection 5(b) hereof upon the Restricted Share Vesting Date specified at the beginning of this Agreement.

(b)

Restricted Share Forfeiture Events. Upon the occurrence of a Restricted Share Forfeiture Event (as defined below), the Participant shall immediately forfeit to the Company all of the Restricted Shares that have not become vested pursuant to this Agreement, and upon such forfeiture the Participant shall immediately return any stock certificates representing the forfeited Restricted Shares and execute and deliver such stock powers as the Company may request. The Restricted Shares that are forfeited pursuant to the previous sentence shall become authorized but unissued shares of the Company’s capital stock. A “Restricted Share Forfeiture Event” means any of the following events:

(i)	any attempt to transfer or otherwise dispose of any of the Restricted Shares, or to levy any attachment or pursue any similar involuntary process with respect to any Restricted Shares, in violation of Subsection 5(c) hereof; or

(ii)	a termination of employment as contemplated by Section 6 hereof.

(c)

Limitation on Transfer. Until such time as the Restricted Shares have become vested under Subsection 5(a) hereof or such earlier time as is otherwise provided for herein, the Participant shall not transfer the Restricted Shares and the Restricted Shares shall not be subject to pledge hypothecation, execution, attachment or similar processes. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of any Restricted Shares contrary to the provisions of this Agreement and any attempt to levy any attachment or pursue any similar process with respect to the Restricted Shares shall be null and void.

(d)

Shareholder Rights. Upon the issuance of Restricted Shares, the Participant shall have all of the rights of a shareholder of the Company with respect to those Restricted Shares, except as otherwise specifically provided in this Agreement.

(e)	Restrictive Legends and Stop-Transfer Orders.

(i)

Legends. The certificate or certificates representing the Restricted Shares shall bear the following legend (as well as any legends required by applicable state and federal corporate and securities laws) noting the existence of the restrictions set forth in this Agreement:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED SHARE AGREEMENT BETWEEN THE COMPANY AND THE PARTICIPANT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(ii)

Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(iii)

Refusal to Transfer. The Company shall not be required to (1) transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (2) treat as owner of the Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom the Restricted Shares shall have been so transferred.

6.

Employment Requirement. Upon termination of the Participants’ employment with the Company and all of its Subsidiaries for any reason not addressed in Section 4 hereof, whether by the Company with or without Cause, voluntarily or involuntarily by the Participant for Good Reason or otherwise, the Participant shall immediately forfeit to the Company all Units and Restricted Shares granted under this Agreement that have not vested as of the date the Participant’s employment is terminated.

7.	Definitions. The following terms used in this Agreement will have the meanings indicated:

(a)

“Cause” means what the term is expressly defined to mean in a then-effective employment agreement between the Participant and the Company, or in the absence of any such then-effective agreement or definition, it means:

(i)	the Participant’s commission of any act constituting a felony, or the Participant’s conviction or guilty or no contest plea to any criminal misdemeanor or more serious act;

(ii)

gross misconduct or any act of fraud, disloyalty or dishonesty by the Participant related to or connected with the Participant’s employment by the Company or any of its Subsidiaries or otherwise likely to cause material harm to the Company or its reputation;

(iii)	a material violation by the Participant of the Company’s policies or codes of conduct; and

(iv)	the willful or material breach by the Participant of any agreement between the Participant and the Company.

(b)

“Disability” means what the term is expressly defined to mean in a then-effective employment agreement between the Participant and the Company, or in the absence of any such then-effective agreement or definition, means any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of Participant’s position of employment or any substantially similar position of employment.

(c)

“Good Reason” means what the term is expressly defined to mean in a then-effective employment agreement between the Participant and the Company, or in the absence of any such then-effective agreement or definition, means any of the following conditions arising without the consent of Participant, provided that Participant has first given written notice to the Company of the existence of the condition within 90 days of its first occurrence, and the Company has failed to remedy the condition within 30 days thereafter:

(i)	a decrease in the Participant’s base salary;

(ii)	a material diminution in the Participant’s authority, duties, or responsibilities;

(iii)	relocation of Participant’s principal office more than 50 miles from its current location; or

(iv)

any other action or inaction that constitutes a material breach by the Company of any terms or conditions of any agreement between the Company and the participant, which breach has not been caused by Participant.

(d)

“Performance Period” means the period of one fiscal year of the Company beginning on the Performance Period Start Date and ending on the Performance Period End Date as specified in the table at the beginning of this Agreement.

8.	General Provisions.

(a)

Securities Law Compliance. No securities issuable pursuant to this Agreement shall be issued and delivered unless the issuance of the shares complies with all applicable legal requirements, including compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges on which the Company’s stock may, at the time, be listed.

(b)

Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 19 of the Plan, certain changes in the number of shares or character of the Stock of the Company (through merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an equitable adjustment to avoid dilution or enlargement of Participant’s rights with respect to any Units that have not yet vested under Sections 3 or 4 hereof.

(c)

Shares Reserved. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Company common stock as will be sufficient to satisfy the requirements of this Agreement.

(d)

Withholding Taxes. The parties hereto recognize that the Company or a Subsidiary may be obligated to withhold federal and state taxes or other taxes upon the vesting of the Restricted Shares, or, in the event that the Participant elects under Code Section 83(b) to report the receipt of the Restricted Shares as income in the year of receipt, upon the Participant’s receipt of the Restricted Shares. The Participant agrees that, at such time, if the Company or a subsidiary is required to withhold such taxes, the Participant will promptly pay, in cash or through the forfeiture of unencumbered shares of Company stock (or in any other manner permitted by the Committee in accordance with the terms of the Plan), upon demand, to the Company or the subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation. The Participant further acknowledges that the Company has directed the Participant to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which the Participant may reside, and the tax consequences of the Participant’s death.

(e)

Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company, its Affiliates and their successors and assigns, and shall bind and inure to the benefit of Participant and any successor or successors of Participant permitted herein. This Agreement is expressly subject to all terms and conditions contained in the Plan, and Participant shall comply with all such terms and conditions.

(f)	Choice of Law. This Agreement is subject to the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflicts of laws principles).

(g)

Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Participant. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

(h)	Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Participant.

(i)

Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the issuance and sale of the Units and Restricted Shares and the administration of the Plan and supersede all prior agreements, arrangements, plans, and understandings relating to the issuance and sale of these Units and Restricted Shares and the administration of the Plan.

(j)

Amendment and Waiver. Except as provided in the Plan, this Agreement may be amended, waived, modified, or canceled only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance.

(k)	Acknowledgment of Receipt of Copy. By execution hereof, the Participant acknowledges having received a copy of the Plan.

            The Participant and the Company have executed this Agreement as of the ____ day of ________, 20__.

PARTICIPANT

HAWKINS, INC.

By
Its

[Signature Page to Performance-Based Unit Award Notice and Restricted Stock Agreement]

Exhibit A

Vested Unit Determination Procedure

Target Unit Amount:	Performance Target:
Performance Metric:
Minimum Performance Threshold:	Maximum Performance Threshold:

The number of Units that will vest upon the Committee Certification or such other event as provided for in the Agreement will be determined as follows:

1.	The Performance Metric (set forth above) identifies the quantitative performance measure or combination of quantitative performance measures that the Committee will use to determine performance.
2.	The Performance Target (set forth above) (“PT”) represents the target value of the Performance Metric for the Performance Period.
3.	The Target Unit Amount (set forth above) represents the number of Units that will vest if exactly 100% of the Performance Target is achieved.
4.

The actual value of the Performance Metric for the Performance Period (“Actual Performance,” or “AP”) will be determined after audited Company financial information becomes available for the Performance Period.

5.	Based on Actual Performance, the number of Units that will vest will be determined from one of the following formulas (rounded up to the nearest whole Unit):
Portion of Performance Target Achieved	Number of Units Vested
< Minimum Performance Threshold	None
≥ Minimum Performance Threshold & ≤ Maximum Performance Threshold	Target Unit Amount × ((AP/PT – 1) × 2.5) + 1)
> Maximum Performance Threshold	Target Unit Amount × 1.5

The practical impact of these formulas is:

•	If Actual Performance is below the Minimum Performance Threshold, then no Units will vest.
•

If Actual Performance is equal to or between the Minimum Performance Threshold and the Maximum Performance Threshold, then the number of Units that will vest is based on a sliding scale between a minimum of 50% of the Target Unit Amount if Actual Performance equals the Minimum

Performance Threshold and a maximum of 150% of the Target Unit Amount if Actual Performance equals the Maximum Performance Threshold.

•	If Actual Performance exceeds the Maximum Performance Threshold, then a maximum of 150% of the Target Unit Amount will vest.
6.	For example:
(a)	If Actual Performance is $110, the Performance Target is $100, and the Target Unit Amount is 100 Units:

Number of Units Vested = 100 × ((110/100 – 1) × 2.5) + 1) = 125 Units

Therefore, 125 Units would vest under the applicable formula.

(b)	If Actual Performance is $90, the Performance Target is $100, and the Target Unit Amount is 100 Units:

Number of Units Vested = 100 × ((90/100 – 1) × 2.5) + 1) = 75 Units

Therefore, 75 Units would vest under the applicable formula.